Exhibit 1.1

Execution Version

$500,000,000

AMERICAN ASSETS TRUST, L.P.

3.375% Senior Notes due 2031

UNDERWRITING AGREEMENT

January 14, 2021

January 14, 2021

Wells Fargo Securities, LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

American Assets Trust, Inc., a Maryland corporation (the “Company”), and American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each confirms its agreement with Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto (the “Underwriters”), with respect to the proposed issuance and sale by the Operating Partnership of $500,000,000 principal amount of the 3.375% Senior Notes due 2031 of the Operating Partnership (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of January 26, 2021 (the “Base Indenture”) between the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by an Officers’ Certificate to be dated as of January 26, 2021 (the “Officers’ Certificate” and, together with the Base Indenture, the “Indenture”). The Notes will be fully and unconditionally guaranteed as to payment of principal and interest by the Company (the “Guarantee” and, together with the Notes, the “Securities”) in accordance with the terms of the Notes and the Indenture.

The Transaction Entities have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File Nos. 333-252096 and 333-252096-01), including a prospectus, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Transaction Entities. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the

Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated January 14, 2021 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by any of the Transaction Entities with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Transaction Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid or will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on January 14, 2021, and no stop order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus, or the effectiveness of the Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof, each effective date with respect thereto, and the Closing Date (as defined in Section 4), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at the Closing Date included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus as of the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriters’ names and the third paragraph, the third sentence of the fourth paragraph and seventh paragraph under the caption “Underwriting.”

The copies of the Registration Statement and any amendments thereto, any other preliminary prospectus, each issuer free writing prospectus as defined in Rule 433(h) under the Securities Act that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Representatives (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each issuer free writing prospectus relating to the Securities, as of its issue date and as of the Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company in writing by any Underwriter through the Representatives specifically for use therein. Neither Transaction Entity has made nor will make any offer relating to the Securities that would constitute an issuer free writing prospectus without the prior written consent of the Representatives. The Company has retained, and will retain, in accordance with the Securities Act all issuer free writing prospectuses that are not required to be filed pursuant to the Securities Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time any Transaction Entity or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, neither Transaction Entity was nor is an “ineligible issuer,” as defined in Rule 405 of the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that any Transaction Entity be considered an ineligible issuer; and, without limitation to the foregoing, the Transaction Entities have at all relevant times met, meet and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Transaction Entities or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(c) Independent Accountants. The accountants whose reports appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus or are incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(d) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities purported to be shown thereby (including the Company’s predecessor entities and the Company and its consolidated subsidiaries) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in or affecting any of the properties described in the Prospectus as owned or leased by the Transaction Entities or their subsidiaries (the “Properties”) or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Transaction Entities or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, and (iii) except for regular quarterly distributions in amounts per share or per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities or any of their subsidiaries on any class of its capital stock, the common units of limited partner interest in the Operating Partnership (the “Common Units”), or any other form of ownership interests.

(f) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease, and operate its Properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated January 19, 2011 (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or pursuant to the exchange, conversion or redemption of outstanding Common Units referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

(h) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and American Assets Services, Inc. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, all of the issued and outstanding capital stock or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Form 10-K for the year ended December 31, 2019, except that, for purposes of the representation in this paragraph 1(h), Exhibit 21 shall be deemed to no longer include each of AAT Solana 101, LLC and AAT Del Monte 2, LLC, but shall be deemed to include AAT La Jolla Commons 3, LLC, a Delaware limited liability company.

(i) Capitalization. The Company’s authorized capital stock consists of 490,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”); 60,474,891 shares of Common Stock are issued and outstanding (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus or pursuant to the exercise of convertible or exchangeable securities, Common Units or options referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus) and no shares of Preferred Stock are outstanding. All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(k) Authorization and Enforceability of Operating Partnership Agreement. The Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(l) Authorization and Description of Indenture and Notes. The Indenture has been duly authorized by the Operating Partnership and the Company, and upon its due execution and delivery by the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligation of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. The Indenture will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Indenture has been duly qualified under the Trust Indenture Act. The Notes to be purchased by the Underwriters from the Operating Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, at the Closing Date, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered by the Operating Partnership in the manner provided for in the Indenture and delivered against payment of the consideration set forth in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The issuance of the Notes is not subject to any preemptive or other similar rights of any securityholder of the Operating Partnership. The Notes and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(m) Authorization of Guarantee. The Guarantee has been duly authorized by the Company and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be entitled to the benefits of the Indenture. The Guarantee conforms and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by either of the Transaction Entities under the Securities Act, except pursuant to that certain Registration Rights Agreement, dated as of January 19, 2011, by and among the Company and the holders listed on Schedule I thereto.

(o) Absence of Certain Events. Neither of the Transaction Entities nor any of the Properties has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p) Absence of Defaults and Conflicts. Neither of the Transaction Entities, nor any of their subsidiaries is (i) in violation of its charter, bylaws, certificate of limited partnership, Operating Partnership Agreement or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the Transaction Entities or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Transaction Entities with their obligations hereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, Operating Partnership Agreement or similar organizational document of either of the Transaction Entities or any of their subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of their subsidiaries.

(q) Absence of Labor Dispute. No material labor dispute with the employees of either of the Transaction Entities or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiary’s material tenants that would result in a Material Adverse Effect.

(r) ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); except as would not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; except as would not reasonably be expected to result in a Material Adverse Effect, no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(s) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before, or brought by, any Governmental Entity now pending or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Transaction Entities of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(t) Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary – The Offering,” “Description of Notes,” “Description of Debt Securities and Related Guarantees,” “Description of the Partnership Agreement of American Assets Trust, L.P.,” “Material Provisions of Maryland Law and of our Charter and Bylaws,” “Federal Income Tax Considerations” and “Underwriting,” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 14, 2021 under the heading “Federal Income Tax Considerations” and in the Registration Statement in Item 15, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(u) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described or filed as required.

(v) No Finder’s Fee. Except for any discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, neither of the Transaction Entities has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(w) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Transaction Entities of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(x) Possession of Licenses and Permits. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Transaction Entities and their subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Transaction Entities and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(y) Title to Property. (i) The Operating Partnership or a subsidiary thereof has good and marketable title (fee or, in the case of ground leases and as disclosed in the Prospectus, leasehold) to each Property, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities or any of their subsidiaries; (ii) neither the Transaction Entities nor any of their subsidiaries owns any real property other than the Properties; (iii) each of the ground leases and subleases of real property, if any, material to the business of the Transaction Entities and their subsidiaries, considered as one enterprise, and under which the Transaction Entities or any of their subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by either of the Transaction Entities or any of their subsidiaries, and neither of the Transaction Entities nor any of their subsidiaries has any notice of any material claim of any sort that has been asserted by any ground lessor or sublessor under a ground lease or sublease threatening the rights of the Transaction Entities or any of their subsidiaries to the continued possession of the leased or subleased premises under any such ground lease or sublease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of a Transaction Entity or any of their subsidiaries that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein; (v) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (vi) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (viii) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(z) Possession of Intellectual Property. The Transaction Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and neither of the Transaction Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(aa) Environmental Laws. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Transaction Entities and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against either of the Transaction Entities or any of their subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in Registration Statement, the Time of Sale Prospectus and the Prospectus, since the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”). The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of either of the Transaction Entities, or to or for any family member or affiliate of any director or executive officer of either of the Transaction Entities.

(dd) Payment of Taxes. All material United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed in a timely manner, and all such tax returns are correct and complete in all material respects and all taxes shown on such returns or otherwise due and payable have been paid, except for taxes and assessments with respect to which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (other than United States federal income tax law), except insofar as the failure to file such returns would not result in a Material Adverse Effect, and all such tax returns are correct and complete in all material respects. The Company and its subsidiaries have paid all material taxes (other than United States federal income taxes) due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals, and reserves on the books of the Company in respect of taxes for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted in writing against the Company or any subsidiary, nor does any such entity know of any tax deficiencies that are likely to be asserted against the Company or any subsidiary that, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(ee) Insurance. The Transaction Entities and their subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of its subsidiaries will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Transaction Entities nor any of their subsidiaries has been denied any insurance coverage that it has sought or for which it has applied. The Transaction Entities, directly or indirectly, have obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount equal to no less than eighty percent (80%) of the purchase price of each such Property.

(ff) Investment Company Act. Neither of the Transaction Entities is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) Absence of Manipulation. Neither of the Transaction Entities, nor any of their respective affiliates, has taken, nor will take, directly or indirectly, any action that is designed to, or that has constituted or that would reasonably be expected to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) Foreign Corrupt Practices Act. None of the Transaction Entities, any of their subsidiaries, any of their respective directors or officers or, to the knowledge of either of the Transaction Entities, any agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Transaction Entities and, to the knowledge of each of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) Money Laundering Laws. The operations of each of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the

“Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity involving either of the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of either of the Transaction Entities, threatened.

(jj) OFAC. None of the Transaction Entities, any of their subsidiaries, any of their respective directors or officers or, to the knowledge of either of the Transaction Entities, any agent, employee or affiliate or other person acting on behalf of either of the Transaction Entities or their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Lending Relationship. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither of the Transaction Entities (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter or (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ll) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(mm) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2011, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter.

(nn) No Restrictions on Distributions or Repayment. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on such subsidiary’s equity interest, or from repaying the Company for any loans or advances made by the Company to such subsidiary.

(oo) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which is not so described.

(pp) Cybersecurity. The Transaction Entities and each of their subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Transaction Entities’ and their subsidiaries’ businesses. Without limiting the foregoing, the Transaction Entities and each of their subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Transaction Entities and each of their subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(qq) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Underwriters, other than the Time of Sale Prospectus, the Prospectus and any permitted free writing prospectus reviewed and consented to by the Underwriters.

2. Agreements to Sell and Purchase. The Operating Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Operating Partnership the principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 98.285% of the principal amount thereof.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

4. Payment and Delivery. Payment for the Securities shall be made to the Operating Partnership in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January 26, 2021, or at such other time on the same or such other date, not later than February 2, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Operating Partnership shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Operating Partnership shall deliver the Global Securities to The Depository Trust Company (“DTC”) or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The obligations of the Operating Partnership to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 8:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries (including the Operating Partnership), taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date the opinions and negative assurance letter of Latham & Watkins LLP, outside counsel for the Transaction Entities, dated the Closing Date, with respect to the matters identified in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Venable LLP, Maryland corporate counsel to the Transaction Entities, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Hogan Lovells US LLP, counsel for the Underwriters, dated the Closing Date, in the form and substance reasonably satisfactory to the Underwriters.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(c) and 5(e) above, Latham & Watkins LLP and Hogan Lovells US LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the date hereof.

(g) The Operating Partnership, the Company and the Trustee shall have executed and delivered the Base Indenture and the Officers’ Certificate and the Underwriters shall have received a copy thereof, duly executed by the Operating Partnership, the Company and the Trustee.

6. Covenants of the Transaction Entities. The Transaction Entities covenant with each Underwriter as follows:

(a) To furnish to you, without charge, 4 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities and the Guarantee for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that neither the Operating Partnership nor the Company shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the

Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA (not to exceed $10,000), (v) the cost of printing certificates representing the Securities and the Guarantee, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one half of the cost of any aircraft chartered in connection with the road show (the remaining one half of the cost to be paid by the Underwriters), (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Operating Partnership and the Company not to take any action that would result in the Operating Partnership or the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Operating Partnership or the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Transaction Entities, the Company’s directors, the Company’s officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Transaction Entities to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Transaction Entities in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), and by the Transaction Entities, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Transaction Entities and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Transaction Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Transaction Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Transaction Entities for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Transaction Entities. In any such case either you or the Transaction Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Transaction Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Transaction Entities shall be unable to perform their obligations under this Agreement, the Transaction Entities will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Transaction Entities and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Transaction Entities acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Transaction Entities or any other person, (ii) the Underwriters owe the Transaction Entities only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Transaction Entities. Each of the Transaction Entities waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, or by electronic mail to tmgcapitalmarkets@wellsfargo.com; BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036, Attention: High Grade Transaction Management/Legal, facsimile: (212) 901-7881, email: dg.hg_ua_notices@bofa.com; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, facsimile: (212) 507-8999; and if to the Transaction Entities shall be delivered, mailed or sent to American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, attention of Robert Barton and Adam Wyll.

Very truly yours,

AMERICAN ASSETS TRUST, INC.

By:	/s/ Robert Barton
Name: Robert Barton
Title: Executive Vice President and Chief Financial Officer

AMERICAN ASSETS TRUST, L.P.

By:	/s/ Robert Barton
Name: Robert Barton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Wells Fargo Securities, LLC BofA Securities, Inc. Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

By:	BofA Securities, Inc.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities To Be Purchased
Wells Fargo Securities, LLC	$135,899,000
BofA Securities, Inc.	$135,897,000
Morgan Stanley & Co. LLC	$135,897,000
Mizuho Securities USA LLC	$30,769,000
PNC Capital Markets LLC	$30,769,000
US Bancorp Investments, Inc.	$30,769,000

Total:	$500,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued January 14, 2021

2.	Any Free Writing Prospectus identified below:

Pricing Term Sheet containing the terms of the Securities, substantially in the form of Schedule II-A hereto, dated January 14, 2021

II-1

SCHEDULE II-A

PRICING TERM SHEET

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Nos. 333-252096 and 333-252096-01

January 14, 2021

AMERICAN ASSETS TRUST, L.P., AS ISSUER

AMERICAN ASSETS TRUST, INC., AS GUARANTOR

Pricing Term Sheet

$500,000,000 3.375% Senior Notes due 2031

Issuer:	American Assets Trust, L.P.

Guarantor:	American Assets Trust, Inc.

Ratings: (Moody’s / S&P / Fitch)*:	Baa3 / BBB- / BBB

Ratings Outlooks: (Moody’s / S&P / Fitch)*:	Stable / Stable / Stable

Security Type:	Senior Unsecured Notes

Pricing Date:	January 14, 2021

Settlement Date:	January 26, 2021

Maturity Date:	February 1, 2031

Interest Payment Dates:	February 1 and August 1, beginning August 1, 2021

Principal Amount:	$500,000,000

Benchmark:	0.875% due November 15, 2030

Benchmark Price / Yield:	97-21 / 1.127%

Spread to Benchmark:	+ 237.5 bps

Yield to Maturity:	3.502%

Coupon:	3.375%

Public Offering Price:	98.935%

Optional Redemption:	Prior to November 1, 2030 (the “Par Call Date”), make-whole redemption at the Treasury Rate (as defined) plus 40 basis points, plus accrued and unpaid interest. On and after the Par Call Date, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest. See the preliminary prospectus supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

CUSIP / ISIN:	02401L AA2 / US02401LAA26

Joint Book-Running Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC

Co-Managers:	Mizuho Securities USA LLC, PNC Capital Markets LLC and US Bancorp Investments, Inc.

II-A-1

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the ratings above should be evaluated independently of any other security rating.

It is expected that delivery of the notes will be made against payment therefor on or about January 26, 2021, which will be the seventh business day following the date of the pricing of the notes (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next four business days will be required, by virtue of the fact that the notes will initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

The issuer and the guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the related prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or emailing wfscustomerservice@wellsfargo.com, by calling BofA Securities, Inc. toll-free at 1-800-294-1322 or emailing dg.prospectus_requests@bofa.com or by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or emailing prospectus@morganstanley.com.

II-A-2